Exhibit 24(b)(10):  Consent of Independent Registered Public Accounting Firm

Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-202174) of Separate Account B of Voya Insurance and Annuity Company, and to the use therein of our reports dated (a) March 27, 2015, with respect to the financial statements of Voya Insurance and Annuity Company and (b) April 7, 2015, with respect to the financial statements of Separate Account B of Voya Insurance and Annuity Company.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 23, 2015